Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Rent the Runway, Inc. of our report dated April 15, 2025 relating to the financial statements, which appears in Rent the Runway, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 17, 2025

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017

T: (646) 471 3000, www.pwc.com/us